UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      April 20, 2004

                       JUNO LIGHTING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11631	36-2852993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 S. Wolf Road P.O. Box 5065, Des Plaines Illinois	60017-5065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (847) 827-9880

Item 5.	Other Events and Required FD Disclosure

On April 28, 2004, Juno Lighting, Inc. issued a press release announcing the death of Dan DalleMolle, a member of Juno's board of directors. A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE April 28, 2004	BY /s/ George J. Bilek
George J. Bilek
Vice President Finance

JUNO LIGHTING, INC.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Juno Lighting, Inc. dated April 28, 2004, announcing the death of Dan DalleMolle, a member of Juno's board of directors.

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  George Bilek
847-827-9880

JUNO LIGHTING, INC.
ANNOUNCES DEATH OF BOARD MEMBER

Des Plaines, IL, April 28, 2004... Juno Lighting, Inc. (NASDAQ-JUNO) announced that Dan DalleMolle, a member of Juno's board of directors, died unexpectedly on April 20, from complications following a recent surgery. Mr. DalleMolle joined Juno's board of directors in February 2000 and was a member of its audit committee. "On behalf of everyone at Juno, we offer our condolences to Dan's family, and our thoughts and prayers are with them during this difficult time" said Tracy Bilbrough, Juno's Chief Executive Officer.

Juno Lighting, Inc. is a leader in the design, manufacturing, and marketing of lighting fixtures for commercial and residential use.

This press release contains various forward-looking statements that are not statements of historical events. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated, indicated or expected. Such risks and uncertainties include: economic conditions generally, levels of construction and remodeling activities, our ability to improve manufacturing efficiencies, disruptions in manufacturing or distribution, product and price competition, raw material prices, our ability to develop and successfully introduce new products, consumer acceptance of such new products, the ability of our new products to perform as designed when utilized by consumers, technology changes, patent issues, exchange rate fluctuations, and other risks and uncertainties. Juno undertakes no obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.